SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 3, 2010

China SLP Filtration Technologies, Inc.
(f/k/a China Filtration Technologies, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53010	90-0475058
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Shishan Industrial Park
Nanhai District, Foshan City, Guangdong Province, PRC
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  011-86-757-86683197

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMENSAOTRY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of Mr. Su Lei as a Director.

On September 3, 2010, the Board of Directors increased the size of the Board from 5 to 6 and elected Mr. Su Lei as a director to fill the vacancy created thereby.

Mr. Su currently serves as the Associate Director of Information of the State Environmental Protection Agency in China, a position he has held since 2001.   Mr. Su has successively acted as Principal Staff Member, Associated Director and Director of China Environmental Protection Industrial Association since September 2001.  He also currently serves as the Director of the Working Committee of China Green Star, a position he has held since 2002.   China Green Star is a non-profit organization under China's Environmental Protection Association which focuses on promoting the interests of the environmental protection industry.   We believe that Mr. Su’s position and experience with the State Environmental Protection Agency and his understanding of public policy matters make him well suited to serve on our board of directors.  Mr. Su received a bachelor’s degree in the Electronic Engineering from China Air Force Missile Institute, and he is now a senior engineer in Environment Management.

Mr. Su has no family relationships with any of the executive officers or directors of the Company.  There were no arrangements or understandings between Mr. Su and any other person pursuant to which he was elected as a director.  There have been no related party transactions in the past two years in which the company or any of its subsidiaries was or is to be a party, in which Mr. Su, or will have, a direct or indirect material interest.

Establishment of Committees

On September 3, 2010, the Board established an Audit Committee, Compensation Committee and Nominating Committee.  Each member of these committees is “independent” as defined by NASDAQ and SEC rules and each of these committees has a written charter approved by the Board.    The members of the respective committees are as follows:

Director	Audit	Compensation	Nominating
Jie Li
Law Wawai
Li Jun
Chris Bickel	x	x	x
Richard M. Cohen	x	x	X
Su Lei	x

Audit Committee

The Audit Committee consists of three members, Su Lei, Chris Bickel, Richard M. Cohen, its Chairman.  The Board has determined that each of them is independent within the meaning of the NASDAQ listing standards and applicable SEC regulations, and that each member has the financial literacy required by the NASDAQ listing standards.

The Board also has determined that Mr. Cohen is qualified as an "audit committee financial expert" within the meaning of applicable SEC regulations and has the accounting and related financial sophistication required by NASDAQ listing standards.

The function of the Audit Committee, as more fully set forth in its charter, is to (i) oversee our financial statements, our financial reporting process and our system of internal control over financial reporting; (ii) recommend the selection of our registered public accounting firm; (iii) review the extent of non-audit services to be performed by the auditors; and (iv) review the disclosures made in our periodic financial reports.

A copy of the Audit Committee charter is filed as an exhibit to this 8-K.

Compensation Committee

The Compensation Committee consists of two members Chris Bickel and Richard M. Cohen.  The Board has determined that each of them is independent within the meaning of the NASDAQ listing standards.  The functions of the Compensation Committee, as more fully set forth in its charter, are to oversee our compensation policies generally, evaluate senior executive performance, oversee and determine compensation for senior executives and review and recommend to the Board actions regarding director compensation.

A copy of the Compensation Committee charter is filed as an exhibit to this 8-K.

Nominating Committee

The Nominating Committee consists of two members, Chris Bickel and Richard M. Cohen.  The Board has determined that each of Messrs. Bickel and Cohen is independent within the meaning of the NASDAQ listing standards.

As more fully set forth in its charter, the primary responsibilities of the Nominating Committee are to: (i) develop and recommend to the Board criteria for selecting qualified director candidates; (ii) identify, review and evaluate individuals qualified to become Board members; (iii) consider committee member qualifications, appointment and removal; and (iv) assist the Board in its annual reviews of the performance of the Board, each committee and management.  The Committee has the exclusive authority to make recommendations to the Board for approval for the election of new members to the Board.

A copy of the Nominating Committee charter is filed herewith as an exhibit to the 8-K.

Adoption of 2010 Stock Incentive Plan

On September 3, 2010, we adopted the 2010 Stock Incentive Plan, or 2010 Plan.  All of our officers, directors, key employees and consultants as well as those of our subsidiaries and affiliates, who are responsible for or contribute to the  management, growth and/or profitability of the business of the company and/or our subsidiaries and affiliates are eligible for participation in the 2010 Plan.  Two Million One Hundred Eighty Six Thousand Two Hundred Eighteen (2,186,218) (or such number as shall be equal to 10% of the outstanding shares on a fully diluted basis after the planned firm commitment offering and the conversion of our outstanding convertible notes) shares of common stock have been authorized and reserved for the 2010 Plan and any shares that may become available for issuance under awards under the 2010 Plan as a result of expiration or forfeiture.  Under the 2010 Plan, the company may issue stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards and other stock-based awards.  The 2010 Plan is administered by the Compensation Committee.

Award to Richard Cohen

On September 3, 2010, as required by the terms of his agreement with the Company entered into in June 2010, the Board awarded Richard Cohen 30,000 shares of restricted stock under the 2010 Plan with one third vesting on the date of grant, one third vesting on the first anniversary of the date of grant and one third vesting on the second anniversary of the grant date with the restricted stock ceasing to vest as of the date he ceases to be a director.

Award to Eric Gan

On September 3, 2010, under the 2010 Plan and in connection with his appointment as Chief Financial Officer, the Board granted Eric Gan an option to purchase 400,000 shares at an exercise price equal to the public offering price of this offering.  The option shall vest and be exercisable as follows; 160,000 shares will vest and become exercisable on July 31, 2011; 120,000 shares will vest and become exercisable on July 31, 2012; 120,000 shares will vest and become exercisable on July 31, 2013.  In the event that the employment is terminated within 12 months from the employment agreement date by the Company without cause, 160,000 shares shall be vested immediately on the termination date.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

10.1	Audit Committee Charter

10.2	Compensation Committee Charter

10.3	Nominating Committee Charter

10.4	2010 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2010

CHINA SLP FILTRATION TECHNOLOGIES, INC.

By:	/s/ Jie Li
Jie Li
Chief Executive Officer